  As filed with the Securities and Exchange Commission on September 27, 2000
                                                      Registration No. 333-38888
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                                 AVANTGO, INC.
            (Exact name of registrant as specified in its charter)

                 Delaware                            94-3275789
     (State or other jurisdiction of     (I.R.S. Employer Identification No.)
      incorporation or organization)

                   1700 South Amphlett Boulevard, Suite 300
                          San Mateo, California 94402
         (Address of principal executive offices, including zip code)

                AVANTGO, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN
                    AVANTGO, INC. 2000 STOCK INCENTIVE PLAN
                     AVANTGO, INC. 1997 STOCK OPTION PLAN
                 GLOBALWARE COMPUTING, INC. STOCK OPTION PLAN
                           (Full title of the plans)
                                 Richard Owen
                            Chief Executive Officer
                                 AvantGo, Inc.
                   1700 South Amphlett Boulevard, Suite 300
                          San Mateo, California 94402
                                (650) 638-3399

(Name, address and telephone number, including area code, of agent for service)
                                _______________

                                  Copies to:
                            Mark S. Albert, Esquire
                        Ralph L. Arnheim, III, Esquire
                               Perkins Coie LLP
                       135 Commonwealth Drive, Suite 250
                           Menlo Park, CA 94025-1105
                                _______________


                                                CALCULATION OF REGISTRATION FEE
====================================================================================================================================

      Title of Securities                          Number to Be     Proposed Maximum        Proposed Maximum          Amount of
        to Be Registered                          Registered(1)      Offering Price     Aggregate Offering Price   Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.0001
 per share, subject to
 outstanding options under the:
------------------------------------------------------------------------------------------------------------------------------------
  AvantGo, Inc. 1997 Stock Option Plan             12,282,350(2)        $   4.23 (2)           $  51,898,880.00        $ 13,701.30
------------------------------------------------------------------------------------------------------------------------------------
  Globalware Computing, Inc.                          180,438           $   0.609(2)           $     109,886.74        $     29.01
  Stock Option Plan
------------------------------------------------------------------------------------------------------------------------------------
 AvantGo, Inc. 2000 Employee Stock Purchase Plan      350,000           $   12.00(3)           $   4,200,000.00        $  1,108.80
------------------------------------------------------------------------------------------------------------------------------------
 AvantGo, Inc. 2000 Stock Incentive Plan            1,500,000           $   12.00(3)           $  18,000,000.00        $  4,752.00
------------------------------------------------------------------------------------------------------------------------------------
   TOTAL:                                                                                      $  74,208,766.74        $ 19,591.11
====================================================================================================================================

(1) Based on the number of shares reserved for issuance pursuant to each of the registrant's employee benefit plans listed herein, together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to such employee benefit plans as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding Common Stock. With respect to the AvantGo 1997 Stock Option Plan, the number represents the total number of options reserved for issuance under such plan less the number of options exercised by the holder thereof that were subsequently repurchased by the registrant.

(2) Computed pursuant to Rule 457(h) under the Securities Act of 1933, as amended. With respect to the AvantGo, Inc. 1997 Stock Option Plan, the proposed maximum offering price of $4.23 represents the weighted average of the exercise prices of currently outstanding options, which range from $0.30 to $12.00, and the price of future grants (assuming such grants are made at the registrant's initial public offering price of $12.00). With respect to the Globalware Computing, Inc. Stock Option Plan, the proposed maximum offering price of $0.609 represents the weighted average of the exercise prices of currently outstanding options, which range from $0.12 to $2.33 per share.

(3) Estimated as of the filing date of this Registration Statement solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price is $12.00, which is the initial offering price of the Common Stock of the Registrant's initial public offering.

                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

          (a) The registrant's prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), which contains audited financial statements of the registrant; and

          (b) The description of the registrant's Common Stock contained in the Registration Statement on Form 8-A filed on September 18, 2000, under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that the securities offered hereby have been sold or which deregisters the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

Item 4. DESCRIPTION OF SECURITIES

     Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify its directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification in which the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

     Section 6.1 of the Registrant's Bylaws and Section 43 of the Registrant's Amended & Restated Bylaws (to take effect upon the effective date of Registrant's Initial Public Offering) require indemnification to the full extent permitted under Delaware law as it now exists or may hereafter be amended. Subject to any restrictions imposed by Delaware law, the bylaws provide an unconditional right to indemnification for all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer of the Registrant or that, being or having been a director or officer of the Registrant, such person is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

     The bylaws also provide that the Registrant may, by action of its Board of Directors, provide indemnification to its employees and agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (a) any breach of the director's duty of loyalty to the corporation or its stockholders,
(b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) payments of unlawful dividends or unlawful stock repurchases or redemptions, or (d) any transaction from which the director derived an improper personal benefit.

     Article VII of the Registrant's Sixth Amended & Restated Certificate of Incorporation and Article IX of the Registrant's Seventh Amended & Restated Certificate of Incorporation (to take effect upon the effective date of Registrant's Initial Public Offering) provide that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of the Registrant shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such articles shall not adversely affect any right or protection of a director of the Registrant for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8. EXHIBITS


   Exhibit
    Number                                    Description
------------
      5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

     23.1       Consent of Ernst & Young LLP, Independent Auditors

     23.4       Consent of Perkins Coie LLP (included in opinion filed as
                Exhibit 5.1)

     24.1       Power of Attorney (see signature page)

     99.1 AvantGo, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1)

          99.2 AvantGo, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1)

          99.3 AvantGo, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)

          99.4 Globalware Computing, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.56 to the Registration Statement on Form S-1, as amended)



Item 9. UNDERTAKINGS

A.   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the
--------  -------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Mateo, State of California, on the 27th day of September, 2000.

                                    AVANTGO, INC.

                                         /s/ Richard Owen
                                    By:______________________________
                                        Richard Owen
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes Richard Owen as attorney-in-fact with full power of substitution, to execute in the name and on the behalf of each person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on the 27th day of September, 2000.

                Name                                Title                              Date
               -----                                -----                              ----
Principal Executive Officer:

 /s/ Richard Owen                          Chief Executive Officer and          September 27, 2000
-------------------------------------              Director
            Richard Owen

Principal Financial and Principal
 Accounting Officer:

 /s/ David Cooper                          Chief Financial Officer              September 27, 2000
-------------------------------------
            David Cooper

Principal Executive Officer:

 /s/ Felix Lin                             Chairman of the Board and            September 27, 2000
-------------------------------------        Director
              Felix Lin

Additional Directors:

 /s/ Christopher B. Hollenbeck               Director                           September 27, 2000
-------------------------------------
     Christopher B. Hollenbeck

 /s/ Dennis Jones                            Director                           September 27, 2000
-------------------------------------
          Dennis Jones

                Name                                Title                     Date
               -----                                -----                     ----
  /s/ Robert J. Lesko                        Director                   September 27, 2000
-------------------------------------
        Robert J. Lesko

  /s/ Linus Upson                            Director                   September 27, 2000
-------------------------------------
         Linus Upson

  /s/ Gregory Waldorf                        Director                   September 27, 2000
-------------------------------------
      Gregory L. Waldorf

  /s/ Jeffrey Webber                         Director                   September 27, 2000
-------------------------------------
      Jeffrey T. Webber

  /s/ Peter H. Ziebelman                     Director                   September 27, 2000
-------------------------------------
      Peter H. Ziebelman

                               INDEX TO EXHIBITS


  Exhibit
  Number                                Description
----------     -----------------------------------------------------------------

    5.1 Opinion of Perkins Coie LLP regarding legality of the Common Stock being registered

   23.1        Consent of Ernst & Young LLP, Independent Auditors

   23.4        Consent of Perkins Coie LLP (included in opinion filed as
               Exhibit 5.1)

   24.1        Power of Attorney (see signature page)

   99.1 AvantGo, Inc. 2000 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-1)

   99.2 AvantGo, Inc. 2000 Stock Incentive Plan (incorporated by reference to Exhibit 10.6 to the Registration Statement on Form S-1)

   99.3 AvantGo, Inc. 1997 Stock Option Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-1)

   99.4 Globalware Computing, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.56 to the Registration Statement on Form S-1, as amended)